Exhibit 5.1

Hunton Andrews Kurth LLP
File No: 041147.0000055

April 30, 2025

Board of Directors

Philip Morris International Inc.

677 Washington Blvd, Suite 1100

Stamford, Connecticut 06901

Re: Legality of Securities Issued under Registration Statement on Form S-3

To the Addressee:

We have acted as counsel to Philip Morris International Inc., a Virginia corporation (the “Issuer”), in connection with the Terms Agreement dated April 28, 2025 (the “Terms Agreement”) by and among the Issuer and each of Barclays Capital Inc., Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., Santander US Capital Markets LLC and Standard Chartered Bank, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of $400,000,000 aggregate principal amount of its Floating Rate Notes due 2028, $750,000,000 aggregate principal amount of its 4.125% Notes due 2028, $750,000,000 aggregate principal amount of its 4.375% Notes due 2030 and $600,000,000 aggregate principal amount of its 4.875% Notes due 2035 (collectively, the “Securities”). The Terms Agreement incorporates by reference the Underwriting Agreement dated as of April 25, 2008 (the “Underwriting Agreement”).

The Securities are being issued under an Indenture dated as of April 25, 2008 (the “Indenture”) between the Issuer and HSBC Bank USA, National Association, as trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	the Registration Statement on Form S-3 (File No. 333-269690) relating to securities to be issued by the Issuer from time to time including the Securities, filed by the Issuer, under the Securities Act of 1933, as amended (the “Securities Act”), with the United States Securities and Exchange Commission (the “SEC”) on February 10, 2023, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference into such registration statement and therefore deemed to be a part thereof (such registration statement, at the time it became effective and including the Base Prospectus and such other information incorporated by reference into such registration statement, being referred to herein as the “Registration Statement”);

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.Hunton.com

Board of Directors

Philip Morris International Inc.

April 30, 2025

(b)	the preliminary prospectus supplement dated April 28, 2025, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(c)	the prospectus supplement dated April 28, 2025, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(d)	the final term sheet dated April 28, 2025, as clarified, relating to the Securities in the form filed with the SEC pursuant to Rule 433 of the Rules and Regulations (such document being referred to herein as the “Pricing Term Sheet”);

(e)	each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference into the Registration Statement or the Prospectus (the “Incorporated Documents”);

(f)	the Indenture;

(g)	the global notes executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $2,500,000,000, representing the Securities purchased and sold pursuant to the Terms Agreement;

(h)	the Underwriting Agreement;

(i)	the Terms Agreement;

(j)	the Amended and Restated Articles of Incorporation of the Issuer, certified by the State Corporation Commission of the Commonwealth of Virginia as being in effect on April 28, 2025, and certified by the Secretary of the Issuer as being in effect on the date hereof (the “Articles of Incorporation”);

Board of Directors

Philip Morris International Inc.

April 30, 2025

(k)	the Amended and Restated By-Laws of the Issuer, certified by the Secretary of the Issuer as being in effect on the date hereof (the “By-Laws”);

(l)	resolutions of the Board of Directors of the Issuer dated February 22, 2008, February 11, 2010 and September 13, 2023, certified by the Secretary of the Issuer; and

(m)	a certificate from the State Corporation Commission of the Commonwealth of Virginia dated April 30, 2025 as to the good standing and legal existence under the laws of the Commonwealth of Virginia of the Issuer (the “Good Standing Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. With respect to any document purportedly executed by any party by means of any electronic signature, we have assumed the validity of such electronic signature under the laws of the jurisdiction of organization of such party and, without limiting the generality of the foregoing, that (a) the parties to such document have agreed to use electronic signatures and electronic records in connection with the transactions evidenced thereby, (b) each party executing such document by means of an electronic signature did so with the intent to sign such document and to be bound thereby and (c) each such electronic signature is affixed to or logically associated with such document. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Issuer and (ii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

Board of Directors

Philip Morris International Inc.

April 30, 2025

“Transaction Documents” means collectively, the Terms Agreement, the Indenture and the Securities.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Issuer is validly existing as a corporation and in good standing under the laws of the Commonwealth of Virginia, with corporate power and corporate authority under the laws of the Commonwealth of Virginia to issue the Securities in accordance with and subject to their terms and the terms of the Indenture.

2.	When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Terms Agreement, the Securities will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, under applicable laws of the State of New York.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the Commonwealth of Virginia, and (iii) applicable laws of the United States of America. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references do not include any municipal or other local laws, rules or regulations, or any laws, rules or regulations relating to fraud, labor, securities, tax, insurance, antitrust, money laundering, national security or the environment.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i)            The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Issuer is based solely upon our review of certificates and other communications from the appropriate public officials.

(ii)	Our opinion in paragraph 2 above may be:

Board of Directors

Philip Morris International Inc.

April 30, 2025

(1)             limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and

(2)             subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

(iii)          Our opinion expressed in paragraph 2 above insofar as it pertains to any provisions of the instruments referred to in such paragraph purporting to select New York law as governing, is rendered solely in reliance upon New York General Obligations Law § 5-1401, and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said § 5-1401. We express no opinion as to any such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said § 5-1401 in both domestic and international transactions. We express no opinion as to any such constitutional limitations upon said § 5-1401 or its effect, if any, upon any opinion herein expressed.

(iv)          We express no opinion as to the validity, effect or enforceability of any provisions:

(1)            purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to modify rules of contract construction, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;

(2)            providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

Board of Directors

Philip Morris International Inc.

April 30, 2025

(3)            relating to severability or separability;

(4)            purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;

(5)            purporting to waive damages;

(6)            that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;

(7)            purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;

(8)            purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;

(9)            purporting to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing or usage of trade;

(10)          relating to consent to jurisdiction insofar as such provisions purport to confer subject matter jurisdiction upon any court that does not have such jurisdiction, whether in respect of bringing suit, enforcement of judgments or otherwise;

(11)          purporting to limit the obligations of any party to the extent necessary to avoid such obligations constituting a fraudulent transfer or conveyance;

Board of Directors

Philip Morris International Inc.

April 30, 2025

(12)         purporting to require disregard of mandatory choice of law principles that could require application of a law other than the law expressly chosen to govern the instrument in which such provisions appear;

(13)         purporting to waive the benefit or advantage of any stay, extension or usury law; or

(14)         purporting to waive rights to trial by jury or rights to object to jurisdiction based on inconvenient forum.

(v)           In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (v), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(vi)          Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected. Further, we have assumed the compliance by each such party, other than the Issuer, with all laws, rules and regulations applicable to it, as well as the compliance by the Issuer, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph (vi), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

Board of Directors

Philip Morris International Inc.

April 30, 2025

(vii)         We express no opinion as to the effect of the laws of any jurisdiction in which any holder of any Security is located (other than the State of New York) that limit the interest, fees or other charges such holder may impose for the loan or use of money or other credit.

(viii)        Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.

We hereby consent to (i) the filing of this opinion with the SEC as an exhibit to the Issuer’s Current Report on Form 8-K filed on the date hereof; (ii) the incorporation by reference of this opinion into the Registration Statement and (iii) the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

The opinions and statements expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP